UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Umami Sustainable Seafood Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52401	98-0636182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed previously, on July 20, 2010, Umami Sustainable Seafood Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Corposa, S.A. de C.V. (“Corposa”), Holshyrna ehf, (“Holshyrna”) and certain other parties, providing for the sale from Corposa and Holshyrna of 33% of the equity of Baja Aqua Farms, S.A. de C.V., a Mexican corporation (“Baja”) and its affiliate Oceanic Enterprises, Inc., a California corporation.

Under the terms of an Option Agreement of even date therewith (the “Option Agreement”, and together with the Purchase Agreement, the “Agreements”), the Company also acquired the option (the “Option”), exercisable by September 15, 2010, to purchase all remaining Baja shares in consideration for the issuance of a) 10,000,000 restricted shares of common stock of the Company and b) the payment in cash of $10 million, which payment was to have been financed through the sale of a portion of Baja’s inventory.   On September 15, 2010, the Company exercised the Option and on September 27, 2010, the parties to the Agreements entered into amendments (the “Amendments”) to each of the Agreements, as follows:

•	The Company will permit Baja to distribute an additional $2 million capital to certain of its shareholders (the “Shareholder Payments”).
•
The Company will cause Baja to pay amounts owed to Corposa and Holshyrna by November 30, 2010 which were borrowed by Baja in order to meet its working capital needs.  On September 27, 2010 such amounts were approximately $10.0 million (the “Amounts Owed to Shareholders”).

•	The Company will fund any deficit in cash flow required to continue to operate Baja.
•	Capital required in excess of amounts generated will be funded by Umami as loans to Baja (the “Umami Loans”).
•	The closing date for the Option payment ($10 million in cash and 10 million shares) was extended to November 30, 2010.
•
The Company will be allowed to use proceeds from sales of Baja’s inventory and amounts financed using Baja’s assets as collateral for loans to fund the Shareholder Payments, the Amounts Owed to Shareholders and Baja’s operating expenses as well as the amount required for the final cash option payment.

•
In the event closing does not occur, Umami will remain a 33% shareholder in Baja.  Any Umami Loans remaining shall remain a debt of Baja due to Umami and repaid through future operating cash flow of Baja.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

10.7	Amendment dated September 24, 2010 to Stock Purchase Agreement dated July 20, 2010

10.8	Amendment dated September 24, 2010 to Option Agreement dated July 20, 2010

99.1	Press Release dated September 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMAMI SUSTAINABLE SEAFOOD INC.

October 1, 2010	By:	/s/ Daniel G. Zang
Chief Financial Officer